UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

Schedule 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMAZE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

On April 10, 2025, Amaze Holdings, Inc. filed a Preliminary Proxy Statement on Schedule 14A (the “Proxy Statement”) for its 2025 Annual Meeting of Stockholders. This Amendment No. 1 to Schedule 14A is being filed to include the proxy card, which was inadvertently omitted from the Proxy Statement. All other portions of the Proxy Statement remain unchanged.

Preliminary Proxy Card – Subject to Completion

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Amaze Holdings, Inc.

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/VINE** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/VINE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10.

1. To elect the 7 nominees for director, to hold office until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	For	Withhold
01 - Aaron Day	☐	☐
02 - Peter Deutschman	☐	☐
03 - Eric Doan	☐	☐
04 - Amrapali Gan	☐	☐
05 - Sandra Hawkins	☐	☐
06 - Michael Pruitt	☐	☐
07 - David Yacullo	☐	☐

Proposal	For	Against	Abstain
2. To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of the Company for 2025.	☐	☐	☐
3. To approve the issuance of shares of our Common Stock upon conversion of the Series D Convertible Preferred Stock and the exercise of warrants, which will exceed "Exchange Share Cap" and "Individual Holder Share Cap" limitations provided for in the Certificate of Designation of Series D Convertible Preferred Stock, and result in a change of control of the Company, pursuant NYSE American Company Guide Section 712(b) and Section 713(b).	☐	☐	☐
4. To approve an amendment to the Company's Articles of Incorporation to effect, at the discretion of the Board on or prior to the one-year anniversary of the date on which the reverse stock split is approved by the stockholders at the annual meeting, a reverse stock split of the outstanding shares of our common stock, at a ratio in the range of 1-for-10 to 1-for-50, with such ratio and implementation and timing of the reverse stock split to be determined in the discretion of the Board.	☐	☐	☐
5. To approve, for purposes of complying with Section 713(a) and Section 713(b) of the NYSE American Company Guide, the issuance of shares of our Common Stock upon conversion of the Series A Convertible Preferred Stock in excess of the "Exchange Share Cap" and "Individual Holder Share Cap" limitations provided for in the Certificate of Designation.	☐	☐	☐
6. To approve, for purposes of complying with Section 713(a) and Section 713(b) of the NYSE American Company Guide, the issuance of shares of our Common Stock upon conversion or exchange of the Series B Convertible Preferred Stock in excess of the "Exchange Share Cap" and "Individual Holder Share Cap" limitations provided for in the Certificate of Designation.	☐	☐	☐
7. To approve, for purposes of complying with Section 713(a) and Section 713(b) of the NYSE American Company Guide, the issuance of shares of our Common Stock upon conversion or exchange of the Series C Convertible Preferred Stock in excess of the "Exchange Share Cap" and "Individual Holder Share Cap" limitations provided for in the Certificate of Designation.	☐	☐	☐

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The 2025 Annual Meeting of Stockholders of Amaze Holdings, Inc. will be held on
May [__], 2025 at [______] pm ET, virtually via the Internet at meetnow.global/MDLZW4V.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — AMAZE HOLDINGS, INC.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May [__], 2025

Michael Pruitt and Aaron Day, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Amaze Holdings, Inc. to be held on May [__], 2025 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-10.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side and below)

	For	Against	Abstain
8. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000 and to make a corresponding change to the total number of authorized shares of capital stock.	☐	☐	☐
9. To approve an amendment and restatement of the Fresh Vine 2021 Equity Incentive Plan to increase the total number of shares of Common Stock available for issuance under that plan to 20,800,000 shares.	☐	☐	☐
10. To approve a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any one or more of the foregoing proposals.	☐	☐	☐

Note: To transact such other business as may properly come before the annual meeting or any adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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